SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2004

Illumina, Inc.

(Exact name of registrant as specified in its charter)

000-30361
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	33-0804655 (I.R.S. Employer Identification No.)

9885 Towne Centre Drive, San Diego, CA 92121
(Address of principal executive offices, with zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.
Item 7. Financial Statements and Exhibits.
EXHIBIT 99.1

Item 5.	Other Events and Required FD Disclosure.

          On August 2, 2004, Illumina, Inc. issued a press release announcing that Karin Eastham has joined the Company’s Board of Directors. A copy of this press release is attached hereto as Exhibit 99.1.

Item 7.	Financial Statements and Exhibits.

     (c)          Exhibits.

          99.1 Press release dated August 2, 2004 announcing that Karin Eastham has joined the Company’s Board of Directors.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.

Date: August 4, 2004	By:	/s/ TIMOTHY M. KISH
Timothy M. Kish
Chief Financial Officer